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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-2 (File No. 333-47965) of our report dated January 30, 1998, except for the matters discussed in Note 14 for which the date is February 17, 1998, on our audits of the financial statements of Savoir Technology Group, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                          /s/ Coopers & Lybrand L.L.P
                                          COOPERS & LYBRAND L.L.P.

San Jose, California

April 3, 1998